EXHIBIT 10.12

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

TRANSLATION

SO FA BO

WATER BANK OF AMERICA 1000 de la Gauchetière St. West, Suite 2400 Montreal, Quebec CANADA H3B 4W5

ATTESTATION

I hereby attest that SOFABO having its head office at La Roche sur Yon (85000) 25 de l’Industrie Blvd., was the holder of a subcontract for the manufacture of secured ice cubes with ICE ROCKS having its head office at Paris - 5 de Tilsit Street, 750008, Paris.

The aforesaid contract was entered into and concluded between the aforementioned parties on February 26, 2001. We produced secured ice cubes for ICE ROCKS for a period of two (2) years, pursuant to orders received, and we ceased manufacture of such secured ice cubes on August 23, 2003.

During such period, we produced approximately 1.5 million secured ice cubes which represent an average monthly production, from the date of signature of the contract, of 50,000 cubes.

Commencing in August 2003, and until the cancellation of the contract, namely on the 13th of November 2004, ICE ROCKS was invoiced a minimum flat fee of 3,050 € HT, the whole in accordance with Articles 2-7 and 2-11 of the aforesaid contract signed between the parties.

By proxy and upon request,
Made at La Roche sur Yon, September 29, 2006.

Benoit FOURNIER Commercial Director (SGD)